Exhibit 3.1
As Amended
Effective July 28, 2009
BYLAWS
OF
TOTAL SYSTEM SERVICES, INC.
ARTICLE I. OFFICES
Section 1. Principal Office. The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.
Section 2. Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places, whether within or without the State of Georgia.
ARTICLE II. SHAREHOLDERS’ MEETINGS
Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.
Section 2. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. The chairman of each annual meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.
Section 3. Special Meetings. A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by (i) the Board of Directors or (ii) upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. The chairman of each special meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.
Section 4. Nature of Business at Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
In addition, notwithstanding anything in this Section 4 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of preferred stock to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 5 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.
In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person, if any, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder, and (v) a statement whether such person, if elected, intends to tender, promptly following the failure to receive the required vote at a meeting at which the person is nominated for re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 6. Notice of Meetings. Unless waived in accordance with Section 7, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) days prior to said meeting. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 7. Waiver of Notice. Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at such meeting.
Section 8. Quorum, Voting and Proxy. Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders’ meeting by proxy, which such shareholder has duly executed in writing or by any other method permitted by the Georgia Business Corporation Code; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.
Section 9. Inspector of Elections. The corporation may appoint one or more inspectors to act at any meeting of the corporation’s shareholders and to make a written report of the inspector’s determinations with respect thereto. Any such inspectors shall (i) ascertain the number of shares outstanding and the voting power thereof, (ii) determine the shares represented at a meeting, (iii) determine the validity of the proxies and ballots, (iv) count all votes with respect to matters presented to the corporation’s shareholders, and (v) determine the result of any matter presented to the corporation’s shareholders. Any such inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation.
ARTICLE III. DIRECTORS
Section 1. Number. In accordance with the corporation’s Articles of Incorporation, the number of members of the Board of Directors of the corporation shall be fixed from time to time solely by the action of the Board of Directors.
Section 2. Election and Tenure. In accordance with the corporation’s Articles of Incorporation, the Directors elected prior to the 2010 annual meeting of shareholders shall be and are divided into three classes and each such Director shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The Directors elected at each annual meeting of shareholders, commencing with the annual meeting in 2010, shall hold office for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified. Except as provided in Article III, Section 10 of these bylaws, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (a) the Secretary of the corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for Director set forth in Article II, Section 5 of these bylaws and (b) such nomination has not been withdrawn by such shareholder on or before the record date for the meeting. If Directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.
Section 3. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation and these bylaws.
Section 4. Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.
Section 5. Notice and Waiver; Quorum. Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, facsimile, overnight courier, telephone or e-mail, or by any other means customary for expedited business communications, at least 24 hours prior to the meeting. Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the holding of the meeting or the transaction of business at such meeting. A majority of the Board of Directors then in office shall constitute a quorum at any Directors’ meeting.
Section 6. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.
Section 7. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 8. Voting. At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present at any meeting at which a quorum is present.
Section 9. Removal. Directors or the entire Board of Directors may be removed from office only for cause by the affirmative vote of at least 66 2/3% of the total issued and outstanding shares of the corporation’s common stock, except that if a Director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such Director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.
Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the shareholders, by the Board of Directors, or, if the Directors remaining in office constitute less than a quorum, a majority of the remaining Directors or the sole remaining Director, as the case may be. Any Director elected or appointed to fill a vacancy shall serve the unexpired term of his or her predecessor; provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the Directors, shall serve until the next annual meeting of shareholders and until the election and qualification of his or her successor.
Section 11. Dividends. The Board of Directors may not make a distribution to the shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. The effect of the distribution shall be determined as set forth in Section 14-2-640 of the Georgia Business Corporation Code.
Section 12. Committees. In the discretion of the Board of Directors, the Board from time to time may elect or appoint, from its own members, one or more committees as the Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.
Section 13. Officers and Salaries. The Board of Directors shall elect all officers of the corporation and the Board of Directors, or a duly authorized committee of the Board of Directors, shall fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.
Section 14. Compensation of Directors. Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.
Section 15. Emeritus Directors. Effective July 28, 2009, no additional Directors shall be appointed as members of the Emeritus Board of Directors of the corporation. Members of the Emeritus Board of Directors of the corporation on July 28, 2009 shall continue to be appointed annually by the Chairman of the Board of Directors of the corporation at the annual meeting of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors shall treat information regarding the corporation shared with the Emeritus Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.
Section 16. Advisory Directors. The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise be deemed a director. Each member of the Advisory Board of Directors shall treat information regarding the corporation shared with the Advisory Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Advisory Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.
ARTICLE IV. OFFICERS
Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Senior Executive Vice President, Executive Vice President, or otherwise, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.
Section 2. Removal, Vacancies. Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.
Section 3. Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.
Section 4. President. The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5. Vice President. The Senior Executive Vice Presidents, if any, the Executive Vice Presidents, if any, and Vice Presidents, if any, shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. A Senior Executive Vice President or an Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.
Section 6. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws: and to perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.
Section 7. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.
ARTICLE V. CONTRACTS, ETC.
Section 1. Contracts, Deeds and Loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.
Section 2. Proxies. The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.
Section 3. Inspection of Records. The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at a reasonable location specified by the corporation solely by shareholders owning not less than two percent (2%) of the outstanding shares of the corporation upon at least five (5) days written notice of demand to inspect and copy such records. The right of inspection by a shareholder may be granted only if the demand is made in good faith and for a proper purpose that is reasonably relevant to a legitimate interest as a shareholder, describes with reasonable particularity the purpose for such demand and the records desired for inspection, the records are directly connected with such purpose and are to be used only for the stated purpose.
ARTICLE VI. CHECKS AND DRAFTS
Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.
ARTICLE VII. STOCK
Section 1. Certificates of Stock. Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.
Section 2. Signature; Transfer Agent; Registrar. Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.
Section 3. Stock Book. The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.
Section 4. Transfer of Stock; Registration of Transfer. The stock of the corporation shall be transferred only by surrender of the certificate or compliance with the applicable procedures for stock held in book-entry form and, in each case, transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.
Section 5. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.
Section 7. Lost Certificates. When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to-wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting forth the time, place and circumstances of the loss; (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity, acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.
Section 8. Replacement of Mutilated Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION AND REIMBURSEMENT
Section 1. Indemnification. Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Georgia Business Corporation Code, including from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.
Section 2. Advancement. Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.
Section 3. Miscellaneous. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law. The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.
Section 4. Intent. It is the intent of the corporation to indemnify persons covered by Section I of this Article VIII to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to such persons greater rights to indemnification than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.
ARTICLE IX. CRITERIA FOR CONSIDERATION OF ACTIONS BY THE BOARD
Section 1. Alternative Stakeholders. In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.
Section 2. Appropriate Actions. If the Board of Directors determines that any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.
ARTICLE X. AMENDMENT
Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.
ARTICLE XI. BUSINESS COMBINATIONS
All of the requirements of Article 11, Part 3, of the Georgia Business Corporation Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.